UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2006
Motorola, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zipcode)
(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On March 31, 2006, the Compensation and Leadership Committee (the “Compensation Committee”) of the Motorola Inc. (“Motorola”) Board of Directors approved the Motorola Long Range Incentive Plan (LRIP) of 2006 (the “2006 LRIP”) which is effective as of January 1, 2006. The 2006 LRIP is filed with this report as Exhibit 10.36. Below is a summary of the 2006 LRIP, which is qualified in its entirety by reference to the full text of the 2006 LRIP.
     The 2006 LRIP has been established to encourage outstanding individuals to serve as officers of Motorola and to furnish those officers maximum incentive to improve operations and increase profits. The 2006 LRIP, which replaces the Motorola Long Range Incentive Plan of 2005 (the “2005 LRIP”), is based on successive multi-year performance periods. The first cycle, which covers a three-year performance period, commenced January 1, 2006. The 2006 LRIP is being implemented pursuant to the terms and conditions of the Motorola Omnibus Incentive Plan of 2003, or its successor. There shall be no further performance cycles under the 2005 LRIP.
     As recommended by the Chief Executive Officer and approved by the Compensation Committee, Corporate, Senior and Executive Vice Presidents of Motorola may participate in the 2006 LRIP. The Chief Executive Officer and the Chief Operating Officer (if any) are also eligible to participate as approved by the Compensation Committee.
     A participant’s target award is established at the commencement of a performance period based on a percentage of the participant’s base pay in effect at that time. A participant’s maximum earned award will be two times his or her target award. The award earned will be based on the achievement of stated performance goals relating to cumulative improvement in economic profit and cumulative sales growth during each performance period. Performance measures may apply to performance in each year in the performance cycle, to cumulative performance during the entire performance cycle, or a combination of both.
     Awards may be subject to total forfeiture if Motorola’s total shareholder return for the entire performance cycle is not positive or partial or complete forfeiture if Motorola’s total shareholder return does not meet or exceed the 55th percentile total shareholder return for the performance cycle for a defined comparator group. Awards will be calculated after the close of each performance cycle on which the awards are based. All earned awards will be paid in shares of Motorola common stock as soon as administratively practicable following the close of a performance period. The Motorola shares will be issued under the Motorola Omnibus Incentive Plan of 2003, or its successor, or such other shareholder approved Motorola equity-based incentive plan as designated by the Compensation Committee.
     The Compensation Committee has the authority to administer, construe and make all determinations necessary or appropriate to the administration of the 2006 LRIP.
     Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.
                The following is filed as an Exhibit to this Report.

Exhibit No.	Document

10.36	Motorola Long Range Incentive Plan of 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Dated: April 3, 2006	By:	/s/ Ruth A. Fattori
[Name] Ruth A. Fattori
[Title] Executive Vice President, Human Resources

EXHIBIT INDEX

EXHIBIT No.	DOCUMENT

10.36	Motorola Long Range Incentive Plan of 2006